Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of December 12, 2008 (this “Agreement”), is by and between CELSIUS HOLDINGS, INC., a Nevada corporation (the “Company”), and CDS VENTURES OF SOUTH FLORIDA, LLC, a Florida limited liability company (“Investor”).

A.           The Company wishes to sell to Investor, and Investor wishes to purchase from the Company, upon the terms and subject to the conditions set forth in this Agreement, (i) 2,000 shares of the Company’s Series B Convertible Preferred Stock, having a stated value of $1,000 per share (the “Series B Preferred Stock”), and (ii) a right to purchase up to an additional 2,000 shares of the Series B Preferred Stock before December 31, 2009, having a stated value of $1,000 per share. The Series B Preferred Stock series shall be designated pursuant to the Certificate of Designation in the form attached hereto as Exhibit A (the “Certificate of Designation”).

B.           The Series B Preferred Stock shall (i) be convertible into shares of the Company’s common stock, par value $.001 per share (“Common Stock”), (ii) accrue dividends at a rate of 10% per annum, payable in additional shares of Series B Preferred Stock, and (iii) mature on December 31, 2013 and be redeemed in shares of Common Stock.  The shares of Common Stock and Series B Preferred Stock issuable hereunder or under the Certificate of Designation, are collectively referred to herein as the “Securities”.

C.           The Company has agreed to effect the registration of the shares of Common Stock issuable upon the conversion or maturity date of the Series B Preferred Stock issued pursuant to this Agreement for resale by the holders thereof under the Securities Act of 1933 (as amended, and the rules and regulations promulgated thereunder, the “Securities Act”), pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”).

D.           The sale of the Securities by the Company to Investor, and any issuance of the additional Securities, will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.

           In consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor hereby agree as follows:

1.           TERMINOLOGY AND USAGE.

1.1           Definitions.  When used herein, the terms below shall have the respective meanings indicated:

“Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

“Allocation Amount” has the meaning specified in Section 5.5 of this Agreement.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Principal Market is closed or on which banks in the City of New York are required or authorized by law to be closed.

“Certificate of Designation” has the meaning specified in the recitals of this Agreement.

“Closing” and “Closing Date” have the respective meanings specified in Section 2.1 of this Agreement.

“Commission” has the meaning specified in the recitals to this Agreement.

“Common Stock” has the meaning specified in the recitals to this Agreement.

“Company Subsidiary” means a Subsidiary of the Company.

“Debt” means, as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days; (c) all capital lease obligations of such Person; (d) all Debt of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien (other than a Permitted Lien) existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (g) all liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

“Disclosure Documents” means all SEC Documents filed with the Commission at least three (3) Business Days prior to the Execution Date.

“Effective Date” has the meaning specified in the Registration Rights Agreement.

“Embargoed Person” has the meaning specified in Section 4.29 of this Agreement.

“Environmental Law” means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” means the date of this Agreement.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board and (iii) interpretations of the Commission and the staff of the Commission.  Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any stock exchange, securities market or self-regulatory organization.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

“Holder” shall initially mean Investor, provided that any Person that subsequently holds any Securities shall also be deemed a Holder.

“Holder Party” has the meaning specified in Section 5.10 of this Agreement.

“Intellectual Property” means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

“Issuance Event” has the meaning specified in Section 5.7 of this Agreement.

“Key Employee” has the meaning specified in Section 4.16 of this Agreement.

“Lien” means, with respect to any Property, any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” means an effect that is material and adverse to (i) the consolidated business, properties, assets, operations, results of operations, financial condition, credit worthiness or prospects of the Company and the Company Subsidiaries taken as a whole, (ii) the ability of the Company or any material Company Subsidiary to perform its obligations under this Agreement or the other Transaction Documents or (iii) the rights and benefits to which a Holder is entitled under this Agreement, the Note, the Certificate of Designation and the other Transaction Documents.

“Material Contracts” means, as to the Company and the Company Subsidiaries, any agreement required pursuant to Item 601 of Regulation S-B or Item 601 of Regulation S-K, as applicable, promulgated under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all amendments, modifications, supplements, renewals or restatements thereof.

“Note” has the meaning specified in the recitals of this Agreement.

“Pension Plan” means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

“Permitted Debt” means the following:  (a) Debt disclosed on Schedule 1.1(i) hereto; (b) Debt consisting of capitalized lease obligations and purchase money indebtedness incurred in connection with acquisition of capital assets and obligations under sale-leaseback or similar arrangements provided in each case that such obligations are not secured by Liens on any assets of the Company or the Company Subsidiaries other than the assets so leased; and (c) Debt incurred after written approval by the Investor.

“Permitted Liens” means each of the following:

(a)           Liens disclosed on Schedule 1.1(ii) hereto;

(b)           encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any Company Subsidiary to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

(c)           Liens for taxes, assessments or other governmental charges (including without limitation in connection with workers’ compensation and unemployment insurance) that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established; and

(d)           Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, for which adequate reserves (as determined in accordance with GAAP) have been established.

(e)           Liens incurred after written approval by the Investor.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Principal Market” means the principal exchange, market or quotation system on which the Common Stock is listed, traded or quoted.

“Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

“Pro Rata Share” means, with respect to a Holder, the ratio determined by dividing (i) the principal amount of the Registrable Securities purchased hereunder by such Holder at the Closing by (ii) the aggregate principal amount of all Registrable Securities purchased hereunder by all of the Holders at the Closing.

“Purchase Price” has the meaning specified in Section 2.1.

“Registrable Securities” has the meaning specified in the Registration Rights Agreement.

“Registration Rights Agreement” has the meaning specified in the recitals to this Agreement.

“Registration Statement” has the meaning specified in the Registration Rights Agreement.

“Regulation D” has the meaning specified in the recitals to this Agreement.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for the benefit of) any shares of any class of capital stock of the Company or the Company Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to all of the holders of that class; (b) any redemption, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Company or any of its Affiliates now or hereafter outstanding, except the Securities; (c) any prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement, sinking fund or defeasance of, any Debt (whether upon acceleration of such Debt or otherwise) other than Permitted Debt; and (d) any loan, advance or payment to any officer, director or stockholder of the Company or any of its Affiliates, exclusive of reasonable compensation and reimbursements paid to officers or directors in the ordinary course of business.

           “Rule 144” means Rule 144 under the Securities Act or any successor provision.

“SEC Documents” means all reports, schedules, registration statements and definitive proxy statements filed by the Company with the Commission.

“Securities” has the meaning specified in the recitals of this Agreement.

“Securities Act” has the meaning specified in the recitals of this Agreement.

“Security Agreement” has the meaning specified in the recitals of this Agreement.

“Series B Preferred Stock” has the meaning specified in the recitals of this Agreement.

“Stockholder Cap Approval” means the affirmative vote by the holders of a majority of the votes cast (including a majority of the votes cast by each class entitled to vote as a separate class) at a meeting of the Company’s stockholders, or approval by written consent in accordance with applicable law, approving the issuance of Common Stock in excess of the Cap Amount.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

“Trading Day” means any day on which shares of Common Stock are purchased and sold on the Principal Market.

“Transaction Documents” means (i) this Agreement, (ii) the Securities, (iii) the Certificate of Designation, (iv) the Registration Rights Agreement, and (v) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company, any Company Subsidiary or any of their respective officers on or after the Closing in connection with this Agreement.

“Transfer Agent” has the meaning specified in Section 3.5 of this Agreement.

1.2           Other Definitional Provisions.  All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  The words “hereof”, “herein” and “hereunder” and words of similar import contained in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.           PURCHASE AND SALE OF THE NOTE AND THE SHARES.

2.1           Purchase Price; Closing.  Upon the terms and subject to the satisfaction or waiver of the conditions set forth in Sections 2.2 and 2.3, the Company agrees to sell and Investor agrees to purchase the 2,000 shares and the right to purchase up to an additional 2,000 shares of Series B Preferred Stock, for an aggregate purchase price of $2,000,000 (two million dollars) (the “Purchase Price”).  The closing of such purchase and sale is hereinafter referred to as the “Closing”, and the date on which the Closing occurs is hereinafter referred to as the “Closing Date”.  The Closing of the 2,000 shares will be deemed to occur at the offices of the Company when each of the conditions to the Closing described in Sections 2.2 and 2.3 have been satisfied or waived as specified therein.    The purchase of any part of the additional 2,000 shares of Series B Preferred Stock (the “Additional Shares”) will have a consideration of $1,000 per share of Series B Preferred Stock. The closing of the purchase and sale of any part of the Additional Shares is also referred to as the Closing and shall occur on such date(s) as the Investor may specify through notice in writing to the Company which shall be not less than 10 or more than 30 days after such notice or such later date(s) nearest to such specified date(s) when each of the condition to such Closing described in section 2.2 and 2.3 have been satisfied or waived as specified therein. The date on which each such Closing occurs is also a Closing Date.

2.2           Conditions to Investor’s Obligations at the Closing.  Investor’s obligations to effect the Closing, including, without limitation, its obligation to purchase the Securities at the Closing, are conditioned upon the fulfillment (or waiver by Investor in its sole and absolute discretion) of each of the following events as of the Closing Date, and the Company shall use commercially reasonable efforts to cause each of such conditions to be satisfied:

2.2.1
the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

2.2.2
the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by the Company on or before the Closing;

2.2.3
the Company shall have delivered to Investor a certificate, signed by the Secretary of the Company and each Company Subsidiary, certifying true, complete and accurate copies of (i) the constituent organizational documents of each such entity, each as amended through the Closing Date, and (ii) the resolutions passed by the board of directors or similar governing body of each such entity authorizing the execution, delivery and performance of the Transaction Documents to which such entity is a party;

2.2.4
the Company shall have delivered to Investor copies of (i) the executed stock certificates representing the purchased shares of Series B Preferred Stock, and (ii) the executed signature pages of the Company and Company Subsidiaries to each of the other Transaction Documents to which they are a party;

2.2.5
the Company’s counsel shall have confirmed that it has in its possession the originals of each of the documents specified in Section 2.2.4, and such counsel shall have confirmed that all such originals will be delivered to Investor or its counsel no later than the Business Day immediately following the Closing Date;

2.2.6	the Certificate of Designation shall have been accepted for filing by the Secretary of State of the State of Nevada and shall be in full force and effect;

2.2.7
the Company shall have delivered to Investor a legal opinion of its outside counsel covering the matters set forth on Exhibit C hereto and such opinion shall be in form and substance reasonably satisfactory to Investor;

2.2.8
the Company shall have delivered to Investor the Company’s unaudited financial statements for the quarter most recently ended before the Closing date, and such financial statements shall not be, in Investor’s reasonable judgment, materially different from the projections for such quarter previously provided by the Company to Investor;

2.2.9	Investor shall have satisfactorily completed its due diligence of the Company;

2.2.10
there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent financial statements contained in the Disclosure Documents; and

2.2.11
there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents.

2.3           Conditions to Company’s Obligations at the Closing.  The Company’s obligations to effect the Closing with Investor are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

2.3.1
the representations and warranties of Investor set forth in this Agreement and in the other Transaction Documents to which it is a party shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that date);

2.3.2
Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by Investor on or before the Closing;

2.3.3
there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents;

(a)	2.3.4 Investor shall have executed each Transaction Document to which it is a party and shall have delivered the same to the Company; and

(b)
2.3.5    Investor shall have wire transferred to the Company’s account, in immediately available funds, an amount equal to $2,000,000, or $1,000 for each Additional Share purchased, paid at the Closing of each such purchase.

3.           REPRESENTATIONS AND WARRANTIES OF INVESTOR.

Investor hereby represents and warrants to the Company and agrees with the Company that, as of the Execution Date:

3.1           Authorization; Enforceability.  Investor is duly and validly organized, validly existing and in good standing under the laws of the State of Florida with the requisite corporate power and authority to purchase the Securities to be purchased by it hereunder and to execute and deliver this Agreement and the other Transaction Documents to which it is a party.  This Agreement constitutes, and upon execution and delivery thereof, each other Transaction Document to which Investor is a party will constitute, Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

3.2           Accredited Investor.  Investor (i) is an “accredited investor” as that term is defined in Rule 501 of Regulation D, (ii) was not formed or organized for the specific purpose of making an investment in the Company, and (iii) is acquiring the Securities solely for its own account and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under, or exempt from the registration requirements of, the Securities Act and/or sales registered under the Securities Act; provided, however, that in making such representation, Investor does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with federal and state securities laws applicable to such sale, transfer or disposition. Investor can bear the economic risk of a total loss of its investment in the Securities and has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities.

3.3           Information.  The Company has, prior to the Execution Date, provided Investor with information regarding the business, operations and financial condition of the Company and has, prior to the Execution Date, granted to Investor the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company in order for Investor to make an informed decision with respect to its investment in the Securities. Neither such information nor any other investigation conducted by Investor or any of its representatives shall modify, amend or otherwise affect Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

3.4           Limitations on Disposition.  Investor acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

3.5           Legend.  Investor understands that the certificates representing the Common Stock and Series B Preferred Stock may bear at issuance a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered for sale or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with respect thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale.  These securities [and the securities issuable hereunder] (i) may be pledged or hypothecated in connection with a bona fide margin account or other financing secured by such securities or (ii) may be transferred or assigned to an affiliate of the holder hereof without the necessity of an opinion of counsel or the consent of the issuer hereof.”

Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including, without limitation, a pledge) of any of the Securities is registered pursuant to an effective registration statement, (B) such Securities have been sold pursuant to Rule 144, subject to receipt by the Company of customary documentation reasonably acceptable to the Company in connection therewith, or (C) such Securities are eligible for resale without limitation as to amount under Rule 144 or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.  The Company shall execute and deliver written instructions to the transfer agent for its Common Stock (the “Transfer Agent”) as may be necessary to satisfy any request by a Holder for removal of such legends no later than the close of business on the third (3rd) Business Day following the receipt of the request from a Holder to the extent such legends may be removed in accordance with this Section 3.5.

3.6           Reliance on Exemptions.  Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of Investor set forth in this Section 3 in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Securities.  Investor acknowledges that it did not purchase the Securities based upon any advertisement in any publication of general circulation.  Investor is relying on the representations, acknowledgements and agreements made by the Company in Section 4 and elsewhere in this Agreement in making investing, trading and/or other decisions concerning the Company’s securities.

3.7           Fees.  Investor has not agreed to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

3.8           No Conflicts.  The execution and performance of this Agreement and the other Transaction Documents to which Investor is a party do not conflict in any material respect with any agreement to which Investor is a party or is bound, any court order or judgment applicable to Investor, or the constituent documents of Investor.

                3.9           No Governmental Review.  Investor understands that no U.S. federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon the accuracy of any information provided to Investor or made any findings or determinations as to the merits of the offering of the Securities.

4.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to each Holder and agrees with such Holder that, as of the Execution Date:

4.1           Organization, Good Standing and Qualification.  Each of the Company and Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted.  Each of the Company and Company Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect.

4.2           Authorization; Consents.  The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities to Investor in accordance with the terms hereof and thereof.  All corporate action on the part of the Company necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents to which the Company is a party has been taken, and no further consent or authorization of any Person (including, without limitation, any of the Company’s directors or shareholders or any Governmental Authority (other than such approval as may be required under the Securities Act and applicable state laws in respect of the Registration Rights Agreement) is required under any organizational document, Material Contract, Governmental Requirement or otherwise.  The Board of Directors has determined that the sale and issuance of the Securities, and the consummation of the transactions contemplated hereby and by the other Transaction Documents, are in the best interests of the Company.

4.3                      Enforcement.  This Agreement has been and, at or prior to the Closing, each other Transaction Document required to be delivered by the Company at the Closing will be, duly executed and delivered by the Company.  This Agreement constitutes and, upon the execution and delivery thereof by the Company, each other Transaction Documents will constitute, the valid and legally binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

4.4           Disclosure Documents; Agreements; Financial Statements; Other Information.  The Company is subject to the reporting requirements of the Exchange Act and, except as described on Schedule 4.4, the Company has filed with the Commission all SEC Documents that the Company was required to file with the Commission on or after December 31, 2006.  The Company is not aware of any event occurring or expected to occur on or prior to the Closing Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing.  Each SEC Document filed on or after December 31, 2006, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing prior to the Execution Date, then on the date of such amending or superseding filing), complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and, as of the date of such filing (or if amended or superseded by a filing prior to the Execution Date, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  All documents required to be filed as exhibits to the SEC Documents filed on or after December 31, 2006 have been filed as required.  Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and the Company Subsidiaries. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto.  Such financial statements have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).  The Company will prepare the financial statements to be included in any reports, schedules, registration statements and definitive proxy statements that the Company is required to file or files with the Commission after the date hereof in accordance with GAAP (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements).

4.5           Capitalization; Subsidiaries; Outstanding Debt.

(a)           The capitalization of the Company, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans and agreements, the number of shares issuable and reserved for issuance pursuant to securities (other than the Securities) payable in, exercisable for, or convertible into or exchangeable for any shares of Common Stock is set forth on Schedule 4.5(a).  All outstanding shares of capital stock of the Company have been, or upon issuance will be, validly issued, fully paid and non-assessable.

(b)           All of the Company Subsidiaries are disclosed on Schedule 4.5(b).  Each of the Company Subsidiaries that is indicated as being “active” on Schedule 4.5(b) operates the business set forth opposite its name on Schedule 4.5(b).  None of the Company Subsidiaries that is indicated as being “inactive” on Schedule 4.5(b) has any assets or operations of any kind.  Except as disclosed on Schedule 4.5(b), the Company or a wholly-owned Company Subsidiary owns all of the capital stock of each Company Subsidiary, which capital stock is validly issued, fully paid and non-assessable, and no shares of the capital stock of the Company or any Company Subsidiary are subject to preemptive rights or any other similar rights of the shareholders of the Company or any such Company Subsidiary or any Liens created by or through the Company or any such Company Subsidiary.

(c)           Except as disclosed on Schedule 4.5(c) or as contemplated herein, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any Company Subsidiary, or arrangements by which the Company or any Company Subsidiary is or may become bound to issue additional shares of capital stock of the Company or any Company Subsidiary (whether pursuant to anti-dilution, “reset” or other similar provisions).

(d)           Schedule 4.5(d) identifies each individual item of Debt of the Company and/or any Company Subsidiary currently outstanding in excess of $25,000 as of the date hereof.

4.6           Due Authorization; Valid Issuance.  The Securities are duly authorized and, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, free and clear of any Liens imposed by or through the Company.  Assuming the accuracy of Investor’s representations contained herein, the issuance and sale of the Securities under this Agreement will be effected in compliance with all applicable federal and state securities laws.

4.7           Form S-1.  The Company is eligible to register the Registrable Securities for resale by each Holder on a registration statement on Form S-1 under the Securities Act.   As of the date hereof and as of the Closing Date, there exist no facts or circumstances (including, without limitation, any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant’s consents) that could reasonably be expected to prohibit or delay the preparation, filing or effectiveness of such registration statement on Form S-1.

4.8           No Conflict.  Neither the Company nor any Company Subsidiary is in violation of any provisions of its certificate or articles of incorporation, bylaws or any other organizational document.  Neither the Company nor any Company Subsidiary is in violation of or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or any Company Subsidiary, except for any violation or default that has not had or would not reasonably be expected to have a Material Adverse Effect.  The (i) execution, delivery and performance of this Agreement and the other Transaction Documents and (ii) consummation of the transactions contemplated hereby and thereby will not result in any violation of any provisions of the Company’s certificate of incorporation, bylaws or any other organizational document or in a default under any provision of any material instrument or contract to which the Company or any Company Subsidiary is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any such instrument or contract or the triggering of any preemptive or anti-dilution rights (including, without limitation, pursuant to any “reset” or similar provisions) or rights of first refusal or first offer, or any other rights that would allow or permit the holders of the Company’s securities or any other Person to purchase shares of Common Stock or other securities of the Company or any Company Subsidiary (whether pursuant to a shareholder rights plan provision or otherwise).

4.9           Financial Condition; Taxes; Litigation.

4.9.1                      The financial condition of each of the Company and Company Subsidiaries is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and the Company Subsidiaries.  There has been no (i) material adverse change to the business, operations, properties, financial condition, prospects or results of operations of the Company and any Company Subsidiary since the date of the Company’s most recent financial statements contained in the Disclosure Documents or (ii) change by the Company in its accounting principles, policies and methods except as required by changes in GAAP.

4.9.2                      Each of the Company and Company Subsidiaries has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects, except for tax returns that would not reasonably be expected to have a Material Adverse Effect; and each of the Company and Company Subsidiaries has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Company Subsidiary has any liability with respect to taxes that accrued on or before the date of the most recent balance sheet of the Company included in the Disclosure Documents in excess of the amounts accrued with respect thereto that are reflected on such balance sheet.

4.9.3                      Neither the Company nor any Company Subsidiary is the subject of any pending or, to the Company’s knowledge, threatened inquiry, investigation or administrative or legal proceeding by any Governmental Authority.

4.9.4                      There is no material claim, litigation or administrative proceeding pending, or, to the Company’s knowledge, threatened or contemplated, against the Company or any Company Subsidiary, or against any officer, director or employee of the Company or any such Company Subsidiary in connection with such Person’s employment therewith, except for Schedule 4.9.4.  Neither the Company nor any Company Subsidiary is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or Governmental Authority which has had or would reasonably be expected to have a Material Adverse Effect.

4.10           Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

4.11           Intellectual Property.

(a)           Each of the Company and Company Subsidiaries owns, free and clear of claims or rights of any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or, to the knowledge of the Company, has acquired licenses or other rights to use, all Intellectual Property necessary for the conduct of its business as presently conducted (other than with respect to software which is generally commercially available and not used or incorporated into the Company’s or such Company Subsidiary’s products and open source software which may be subject to one or more “general public” licenses).  All works that are used or incorporated into the Company’s or any Company Subsidiary’s services, products or services or products actively under development and which is proprietary to the Company or such Company Subsidiary was developed by or for the Company or a Company Subsidiary by the current or former employees, consultants or independent contractors of the Company or a Company Subsidiary or purchased or licensed by the Company or a Company Subsidiary.

(b)           The business of each of the Company and Company Subsidiaries as presently conducted and the production, marketing, licensing, use and servicing of any products or services of each of the Company and Company Subsidiaries do not, to the knowledge of the Company, infringe or conflict with any patent, trademark, copyright, or trade secret rights of any third parties or any other Intellectual Property of any third parties in any material respect.  Neither the Company nor any Company Subsidiary has received written notice from any third party asserting that any Intellectual Property owned or licensed by the Company or a Company Subsidiary, or which the Company or any Company Subsidiary otherwise has the right to use, is invalid or unenforceable by the Company or such Company Subsidiary and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened).

(c)           No claim is pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary nor has the Company or any Company Subsidiary received any written notice or other written claim from any Person asserting that the Company’s or any Company Subsidiary’s present or contemplated activities infringe or may infringe in any material respect any Intellectual Property of such Person, and the Company is not aware of any infringement by any other Person of any material rights of the Company or any Company under any Intellectual Property Rights.

(d)           All licenses or other agreements under which the Company or any Company Subsidiary is granted Intellectual Property (excluding licenses to use software utilized in the Company’s or such Company Subsidiary’s internal operations and which is generally commercially available) are in full force and effect and, to the Company’s knowledge, there is no material default by any party thereto.  The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property purported to be granted thereby.

(e)           All licenses or other agreements under which the Company or any Company Subsidiary has granted rights to Intellectual Property to others (including all end-user agreements) are in full force and effect, there has been no material default by the Company or any Company Subsidiary thereunder and, to the Company’s knowledge, there is no material default of any provision thereof relating to Intellectual Property by any other party thereto.

(f)           Each of the Company and Company Subsidiaries has taken all steps required in accordance with commercially reasonable business practice to establish and preserve their ownership in their owned Intellectual Property and to keep confidential all material technical information developed by or belonging to the Company or such Company which has not been patented or copyrighted.  To the Company’s knowledge, neither the Company nor any Company Subsidiary is making any unlawful use of any Intellectual Property of any other Person, including, without limitation, any former employer of any past or present employees of the Company or any

Company Subsidiary.  To the Company’s knowledge, neither the Company, any Company Subsidiary nor any of their respective employees has any agreements or arrangements with former employers of such employees relating to any Intellectual Property of such employers, which materially interfere or conflict with the performance of such employee’s duties for the Company or any Company Subsidiary or result in any former employers of such employees having any rights in, or claims on, the Company’s or any Company Subsidiary’s Intellectual Property.  Each current employee of each of the Company and Company Subsidiaries who has access to material Intellectual Property has executed agreements regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Company or such Company Subsidiary, as the case may be, each independent contractor or consultant of each of the Company and Company Subsidiaries who has access to material Intellectual Property has executed agreements regarding confidentiality and proprietary information, and neither the Company nor any Company Subsidiary has received written notice that any employee, consultant or independent contractor is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions.  Without limiting the foregoing: (i) each of the Company and Company Subsidiaries has taken reasonable security measures to guard against unauthorized disclosure or use of any of its Intellectual Property that is confidential or proprietary; and (ii) the Company has no reason to believe that any Person (including, without limitation, any former employee or consultant of the Company or any Company Subsidiary) has unauthorized possession of any of its Intellectual Property, or any part thereof, or that any Person has obtained unauthorized access to any of its Intellectual Property.  Each of the Company and Company Subsidiaries has complied in all material respects with its respective obligations pursuant to all agreements relating to Intellectual Property rights that are the subject of licenses granted by third parties, except for any non-compliance that has not had or would not reasonably be expected to have a Material Adverse Effect.

4.12           Registration Rights; Rights of Participation.  Except as set forth on Schedule 4.12, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other Governmental Authority which has not been satisfied in full or waived on or prior to the date hereof and no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, anti-dilutive right or any similar right to participate in, or to receive securities or other assets of the Company solely as a result of the transactions contemplated by this Agreement or the other Transaction Documents.

4.13           Solicitation; Other Issuances of Securities.  In the preceding twelve months, neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities, or (ii) has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration of the Securities under the Securities Act.

4.14           Fees.  Except as set forth on Schedule 4.14, the Company is not obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.  The Company will indemnify and hold harmless each Holder from and against any claim by any Person alleging that such Holder is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

4.15           Foreign Corrupt Practices.  Neither the Company, any Company Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Company Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.16           Key Employees. The “executive officers” (as defined in Rule 501(f) of the Securities Act) of the Company (each, a “Key Employee”) is currently serving in the capacity described in the Disclosure Documents.  The Company has no knowledge of any fact or circumstance (including, without limitation, (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the reasonably foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company or any Company Subsidiary.  No Key Employee has borrowed money pursuant to a currently outstanding loan that is secured by Common Stock or any right or option to receive Common Stock.

4.17           Labor Matters.  There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and their respective employees.  No employees of the Company or any Company Subsidiary belong to any union or collective bargaining unit.  Each of the Company and Company Subsidiaries has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment.

4.18           Environment.  Neither the Company nor any Company Subsidiary has any liabilities under any Environmental Law, nor, to the Company's knowledge, do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by the Company or any Company Subsidiary, in each case other than liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Company Subsidiary has violated any Environmental Law applicable to it now or previously in effect, other than any violation that has not had and would not reasonably be expected to have a Material Adverse Effect.

4.19           ERISA.  Neither the Company nor any Company Subsidiary maintains or contributes to, or has any obligation under, any Pension Plan, except for 401K plan that ADP TotalSource and Oasis Outsourcing maintains for Company employees as part of its payroll services.  Each of the Company and Company Subsidiaries is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, with respect to each Pension Plan except in any such case for any such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

4.20           Insurance.  The Company maintains insurance for itself and each Company Subsidiary in such amounts and covering such losses and risks as are reasonably sufficient and customary in the businesses in which the Company and each such Company Subsidiary are engaged.  As of the date hereof and as of the Closing Date, no notice of cancellation has been received for any of such policies and the Company is in compliance in all material respects with all of the terms and conditions thereof.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted without a significant increase in cost.  Without limiting the generality of the foregoing, the Company maintains Director’s and Officer’s insurance in an amount not less than $5 million for each covered occurrence.

4.21           Property.  Each of the Company and Company Subsidiaries has good and marketable title to all real and personal Property owned by it, in each case free and clear of all Liens, other than the Permitted Liens.  Any Property held under lease by the Company or a Company Subsidiary is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such Property by the Company or such Company Subsidiary.

4.22           Regulatory Permits.  Each of the Company and Company Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, except where the failure to have any such certificate, authorization or permit would not have a Material Adverse Effect, and neither the Company nor any Company Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

4.23           Investment Company.  Neither the Company nor any Company Subsidiary is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will become an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

4.24           U.S. Real Property Holding Corporation.  The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

4.25           Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

4.26           Money Laundering.  The operations of the Company and the Company Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder, and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of the Company Subsidiaries with respect to such Governmental Requirements is pending or, to the knowledge of the Company, threatened.

4.27           Transfer Taxes. No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Securities, other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the Closing.

4.28           Sarbanes-Oxley Act; Internal Controls and Procedures.  To the Company’s knowledge, the Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof.  The Company maintains internal accounting controls, policies and procedures, and such books and records as are reasonably designed to provide reasonable assurance that (i) all transactions to which the Company or any Company Subsidiary is a party or by which its properties are bound are effected by a duly authorized employee or agent of the Company, supervised by and acting within the scope of the authority granted by the Company’s senior management; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; and (iii) all transactions to which the Company or any Company Subsidiary is a party, or by which its properties are bound, are recorded (and such records maintained) in accordance with all Governmental Requirements and as may be necessary or appropriate to ensure that the financial statements of the Company are prepared in accordance with GAAP.

4.29           Embargoed Person.  None of the funds or other assets of the Company or any Company Subsidiary shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the investments evidenced by the Securities are or would be in violation of any Governmental Requirements.  No Embargoed Person shall have any interest of any nature whatsoever in the Company or any Company Subsidiary with the result that the investments evidenced by the Securities are or would be in violation of any Governmental Requirements.  None of the funds or other assets of the Company or any Company Subsidiary shall be derived from any unlawful activity with the result that the investments evidenced by the Securities are or would be in violation of any Governmental Requirements.

4.30           Transactions with Interested Persons.  Except as provided in the Transaction Documents and/or Disclosure Documents, no officer, director or employee of the Company or any Company Subsidiary is or has made any arrangements with the Company or any Company Subsidiary to become a party to any transaction with the Company or any Company Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.31           Customers and Suppliers.  The relationships of each of the Company and Company Subsidiaries with its customers and suppliers are maintained on commercially reasonable terms.  To the Company’s knowledge, no customer or supplier of the Company or a Company Subsidiary has any plan or intention to terminate its agreement with the Company or such Company Subsidiary, which termination would reasonably be expected to have a Material Adverse Effect.

4.32           Accountants.  The Company’s accountants, who the Company expects will render their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, are, to the Company’s knowledge, independent accountants as required by the Securities Act.

4.33           Bankruptcy.  The Company has no knowledge of any facts or circumstances which lead it to believe that it will be required to file for reorganization or liquidation under bankruptcy or reorganization laws of any jurisdiction, and has no present intention to so file.

4.34           Disclosure.  The representations, warranties and written statements contained in this Agreement and the other Transaction Documents and in the certificates, exhibits and schedules delivered by the Company to Investor pursuant to this Agreement and the other Transaction Documents and in connection with Investor’s due diligence investigation of the Company, do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.  Neither the Company nor any Person acting on its behalf or at its direction has provided Investor with material non-public information other than the terms of the transactions contemplated hereby.  Following the issuance of a press release in accordance with Section 5.1(c), to the Company’s knowledge, Investor will not possess any material non-public information concerning the Company that was provided to Investor by the Company or its agents or representatives.  The Company acknowledges that Investor is relying on the representations, acknowledgments and agreements made by the Company in this Section 4.34 and elsewhere in this Agreement in making trading and other decisions concerning the Company’s securities.

5.           COVENANTS AND AGREEMENTS.

5.1           Filings and Public Disclosure by the Company.  The Company shall:

(a)           file a Form D with respect to the Securities issued at the Closing as and when required under Regulation D and provide a copy thereof to Investor promptly after such filing;

(b)           at or prior to the Closing, take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Securities for sale under applicable state or “blue-sky” laws or obtain an exemption therefrom, and shall promptly provide evidence of any such action to Investor at Investor’s request; and

(c)           (i) on or prior to 8:30 a.m. (eastern time) on the Business Day following the Execution Date, issue a press release disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and (ii) on or prior to 5:00 p.m. (eastern time) on the Business Day following the Execution Date, file with the Commission a Current Report on Form 8-K disclosing the material terms of and including as exhibits this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby; provided, however, that Investor shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof; and provided, further, that if the Company fails to issue a press release disclosing the material terms of this Agreement and the other Transaction Documents within the time frames described herein, any Holder may issue a press release disclosing such information without any notice to or consent by the Company.  Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby.

5.2           Use of Proceeds.  The Company shall use the proceeds from the sale of the Securities for marketing and growth purposes.

5.3           Certain Affirmative Covenants of the Company.  The Company agrees that, unless an exception is permitted by the prior written approved of Holders of a majority of the outstanding Securities, the Company shall, and shall cause each Company Subsidiary to:

(a)           maintain its corporate existence in good standing;

(b)           comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(c)           comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(d)           provide each Holder with copies of all materials sent to its shareholders at the same time as such materials are delivered to such shareholders;

(e)           timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination (and otherwise make and keep public information available, as those terms are understood and defined in Rule 144);

(f)           ensure that the Common Stock is at all times listed or quoted on the Nasdaq over-the-counter bulletin board market, Nasdaq Global Market, the New York Stock Exchange, the American Stock Exchange, or such other exchange or quotation service reasonably satisfactory to the Holder (or if there is more than one Holder, the Holders holding a majority of the Series B Preferred Stock held by all Holders); and

(g)           maintain commercially reasonable insurance coverage (including D&O insurance) for each of the Company and Company Subsidiaries.

5.4           Certain Negative Covenants of the Company.  The Company agrees that, without the prior written approval of Holders of a majority of the outstanding Securities the Company shall not, and shall cause each Company Subsidiary not to:

(a)           enter into any transaction or arrangement with any Affiliate, employee, officer, director or shareholder of the Company or Company Subsidiary, unless such transaction is effectuated on an arms’ length basis and approved by the independent directors of the Company or such Company Subsidiary, as the case may be;

(b)           incur (or permit to exist) any Debt (other than Permitted Debt);

(c)           grant, establish or maintain any Lien on any of its Property other than Permitted Liens;

(d)           make any Restricted Payments other than Restricted Payments made by a Company Subsidiary to the Company;

(e)           make any offers or sales of any security or solicit any offers to buy any security, which will be integrated with the sale of the Securities in a manner which would require the registration of any of the Securities under the Securities Act or require stockholder approval under the rules and regulations of the Principal Market;

(f)           issue any shares of its Series B Preferred Stock;

(g)           dispose of all or any part of its Property unless (i) such disposition is in the ordinary course of business and for fair market value, and (ii) such Property is not material to the Company’s or any Company Subsidiary’s business, operations or financial condition or performance;

(h)           consent to or implement any termination, amendment, modification, supplement or waiver of the certificate or articles of incorporation, articles of organization, bylaws, regulations or other constituent documents of the Company or any Company Subsidiary which would reasonably be expected to adversely affect the rights of any Holder under the Transaction Documents;

(i)           issue any shares of its Common Stock or warrants/options, or any other right to purchase Common Stock, except Common Stock issued as conversion of Permitted Debt, options issued from the Company Incentive Stock Plan or Common Stock issued through exercise of warrants and options outstanding as of this date; or

(j)           reverse stock split or combination of any class of outstanding shares of its capital stock.

5.5           Intentionally left blank.

5.6.           Intentionally left blank.

5.7           Intentionally left blank.

5.8           Use of Holder’s Name.  Except as may be required by applicable law and/or this Agreement, the Company shall not use, directly or indirectly, any Holder’s name or the name of any of its Affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Holder for the specific use contemplated or as otherwise required by applicable law or regulation.  Notwithstanding the foregoing, it is agreed by the parties that a Form 8K filing disclosing this Agreement and the Transaction Documents shall not require the Holder’s prior written consent.

5.9           Disclosure of Non-Public Information. The Company agrees that it will not at any time following the Execution Date disclose material non-public information to any Holder without first obtaining such Holder’s prior written consent confirming that such Holder is willing to receive material non-public information at such time.

5.10           Indemnification of Holders.   The Company will indemnify and hold each Holder and its directors, managers, officers, shareholders, members, partners, employees and agents (each, a “Holder Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Holder Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or by the Company or any Company Subsidiary in the other Transaction Documents or (b) any action instituted against a Holder, or any of its Affiliates, by any shareholder of the Company who is not an Affiliate of such Holder, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Holder’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Holder may have with any such shareholder or any violations by such Holder or any such Affiliate of state or federal securities laws or any conduct by such Holder or any such Affiliate which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Holder Party in respect of which indemnity may be sought pursuant to this Agreement, such Holder Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Holder Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Holder Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time following such Holder Party’s written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Holder Party.  The Company will not be liable to any Holder Party under this Agreement (i) for any settlement by a Holder Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to such Holder Party’s wrongful actions or omissions, or gross negligence or to such Holder Party’s breach of any of the representations, warranties, covenants or agreements made by such Holder Party in this Agreement or in the other Transaction Documents.

5.11           Limitations on Disposition by Holder.  No Holder shall sell, transfer, assign or dispose of any Securities or any right hereunder to acquire any Securities, unless:

(a)           there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)           such Holder has notified the Company in writing of any such disposition, and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities or rights, as the case may be, under the Securities Act; provided, however, that no such opinion of counsel will be required (A) if the sale, transfer, assignment or disposition is made to an Affiliate of such Holder, (B) if the sale, transfer, assignment or disposition is made pursuant to Rule 144 and such Holder provides the Company with evidence reasonably satisfactory to the Company that the proposed transaction satisfies the requirements of Rule 144, (C) if such Securities are eligible for resale without limitation so to amount under Rule 144 or any successor provision or (D) if in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution or the sale of any such Securities by such broker-dealer or other financial institution following such Holder’s default under such margin arrangement.

6.    MISCELLANEOUS.

6.1           Survival; Severability.  The representations, warranties, covenants and indemnities made by the parties herein and in the other Transaction Documents shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

6.2           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  A Holder may assign its rights and obligations hereunder in connection with any private sale or transfer of all or any part of the Securities or right hereunder to acquire all or any part of the Securities that is permitted hereunder, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Holder” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto, and such assignment complies with applicable Governmental Requirements.  The Company may not assign its rights or obligations under this Agreement.

6.3           No Reliance.  Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from any other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and, if applicable, on the advice of such advisors, and not on any view (whether written or oral) expressed by any other party.

6.4           Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder hereunder are several and not joint with the obligations of the other Holders hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. The Company acknowledges and agrees that nothing contained herein or in any other Transaction Document, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or a “group” as described in Section 13(d) of the Exchange Act, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Holder has been represented by its own separate counsel in connection with the transactions contemplated hereby, shall be entitled to protect and enforce its rights, including, without limitation, rights arising out of this Agreement or the other Transaction Documents, individually, and shall not be required to join any other Holder as an additional party in any proceeding for such purpose.

6.5           Injunctive Relief.  The Company acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to each Holder and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such Holder shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

6.6           Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)           This Agreement shall be governed by and construed under the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of Palm Beach for the adjudication of any dispute hereunder or any other Transaction Document or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(b)           EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6(b).

6.7           Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Any executed signature page delivered by facsimile or e-mail transmission shall be binding to the same extent as an original executed signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

6.8           Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.9           Governing Law, Jurisdiction and Attorneys Fees.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Palm Beach County, Florida, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, and, in furtherance of such agreement, each party hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over it in any such action or proceeding may be obtained within or without the jurisdiction of such court and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon such party by registered mail to or by personal service at the address of such party provided in accordance with Section 6.10 hereof. The prevailing party in any action arising under this Agreement or the Transaction Documents shall be entitled to be reimbursed for its reasonable attorneys fees and costs incurred in such action and through all appeals.

6.10           Notices.  Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:
Celsius Holdings, Inc
140 NE 4th Ave, Suite C
Delray Beach, FL 33483
Attn: Chief Executive Officer
Tel: (561) 276-2239
Fax: (561) 276-2268

With a copy (which shall not constitute notice) to:

Baritz Colman LLP
1075 Broken Sound Parkway, NW
Suite 102
Boca Raton, Florida 33487
Attn: Roger Shaffer
Tel: (561) 862-5535
Fax: (561) 864-5101

and if to any Holder, to such address for such Holder as shall appear on such Holder’s signature page hereto, or as shall be designated by such Holder in writing to the Company in accordance with this Section 6.10.

6.11           Entire Agreement; Amendments.  This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and (i) while the Note is outstanding, by the Holders holding a majority of the outstanding principal of the Note, and (ii) if the Note is no longer outstanding, by the Holders holding a majority of the shares of Series B Preferred Stock held by all Holders.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

CELSIUS HOLDINGS, INC.

By:           /s/ Stephen C. Haley
           Name: Stephen C. Haley
           Title:   Chief Executive Officer

CDS VENTURES OF SOUTH FLORIDA, LLC

By:                 William H. Milmoe
           Name: William H. Milmoe
           Title:  Manager

ADDRESS:

3299 NW Second Avenue
Boca Raton, Florida 33431

With a copy (which shall not constitute notice) to:

Muller & Lebensburger
7385 Galloway Road
Suite 200
Miami, Florida 33173
Attention:  Charles Muller, Esq.